UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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02.28.2022 of commitment to community and you!

We have built a very strong business at First Horizon and by joining forces with TD Bank we will be able to both serve customers with a broader product set and significantly accelerate growth across our markets. This is a true growth story. We have long respected TD Bank as a leader in U.S. banking and are confident that their continued and growing investments in our local markets will extend our long history of community support. COMBINING OUR WINNING TEAMS T D Bank & F i r s t H or i z on I couldn’t be more excited to continue to shape our future with First Horizon Bank and its outstanding leaders and employees when we become colleagues. I'm thrilled that Bryan Jordan, President and Chief Executive Officer, First Horizon, will join TD Bank's leadership team and will work alongside me and the Management Committee to serve customers with a broader product portfolio and greater reach, supported by First Horizon's investments in talent, technology, and innovation.

3 We have a long history of supporting the needs of local communities in accordance with the Community Reinvestment Act (CRA). Our "Outstanding" CRA rating reflects an unwavering commitment to serving the communities where we live and work. IS OUR PROMISE o u r p u r p o s e CUS T O M E RS we pride ourselves on being customer - centric . From the products, services and capabilities that we offer to the local support we provide CO M M UNI T I E S our connection to our communities, where TD Bank colleagues and customers call home, is foundational to our success across the footprint C O L L EAG U ES we're committed to empowering our colleagues to grow their skills, gain new perspectives, and create impact at work and in their communities community engagement overview

BUILDING A BRIGHTER TOMORROW


Execute
Own
Innovate
Think Customer
Develop

TD FRAMEWORK

OUR VISION

be the better bank

OUR PURPOSE

to enrich the lives of our colleagues, customers, and communities

OUR SHARED COMMITMENTS

a daily reminder of the work we must do to drive a more inclusive tomorrow for everyone think like a customer



act like an owner



execute with speed & impact



innovate with purpose



develop our colleagues

5 T D BA N K , A M E R I C A ' S M OS T C O N VE N IE N T BA N K w e l c o m e t o CUS T O M E RS customer - centric and focused on delivering legendary, connected experiences for our more than 9.5 million retail & 675,000 commercial customers, respectively C O M M U N IT IES deep roots in the communities we serve and an unwavering commitment to building a more inclusive future C OL L E A GU E S 25,000 colleagues strong, led by local leadership and engaged in the communities we serve

I've been working at TD Bank for 10 years and I love working here because I can have great relationships with my customers and also my colleagues. Here at TD Bank, we have happy employees and happy customers! GLENDA FIGUEROA Assistant Store Manger, Orlando, FL SHOWING UP FOR OUR COLLEAGUES

SHOWING UP FOR OUR COLLEAGUES we work in a diverse and inclusive workplace, where every voice is heard — and celebrated Leading Disability Employer (NOD 2021) Best Places To Work for LGBTQ Equality (Human Rights Campaign 2021) Best of the Best 2021 (Black EOE Journal) Gender - Equality Index (Bloomberg 2021) Top 50 Companies for Diversity (Ranked #14 by DiversityInc in 2021)

D&I

building a more

DIVERSE & INCLUSIVE FUTURE



COLLEAGUES

"The organization reflects who I am – I am allowed to express my thoughts and have the ability to make contributions."



CUSTOMERS

"TD is a company that speaks to who I am. Not only through the employees I interact with, but it extends to TD's products and the advice I receive."



COMMUNITIES

"TD is helping to create the conditions where everyone has the chance to succeed in a changing world by supporting change, nurturing progress and making it a more inclusive place."

AREAS OF FOCUS	DRIVERS
WOMEN IN LEADERSHIP (WIL)	lead the conversation
MULTICULTURAL INCLUSION	+
LGBTQ2+	engage all TD leaders at every level
INDIVIDUALS WITH DIVERSE ABILITIES (IwDA)	+
BLACK EMPLOYEE NETWORK (BEN)	embed D&I across colleague life cycle & talent ecosystem
VETERANS	+
	maximize contribution to our customers and communities by delivering one bank

TD

COMMITMENT TO DIVERSITY AND INCLUSION r e c o g n i t i o n o f o u r

10 GOING THE EXTRA MILE FOR OUR CUSTOMERS We had no idea there was this division dedicated to LGBTQ2+ business development at TD. That solidified our decision to move forward. It made us feel special. We are young black men and part of the LGBTQ+ community. We related not just on a business level, but in a personal way too. CHARLES HUGHES & RICHARD SOLOMON Founders of Lambda Vodka & TD small business customers

11 We have a great relationship with Steve Litchfield from TD. We finished our PPP application on a Friday and texted Steve over the weekend. It was stressful, but there is an elevated relationship between TD and TheaterWorks. He helped us so much to get through the stress of it. I am happily, totally celebrating our relationship with Steve and TD. ROB RUGGIERO Artistic Director, TheaterWorks & small business customer GOING THE EXTRA MILE FOR OUR CUSTOMERS

Life happens, and just keeps happening. We're all about banking that fits our customers, not the other way around. Mobile banking & fraud alerts Curbside debit card replacement Easy - to - understand financial guidance Small Business banking specialists Longer hours & 1000+ stores from Maine to Florida Broad array of commercial products and services GOING THE EXTRA MILE FOR OUR CUSTOMERS commercial bank

BUILDING BETTER COMMUNITIES

we work passionately at the local level to help ensure opportunity for all



AFFORDABLE HOUSING INVESTMENTS & LENDING

helping everyone have a place to call home

investing through community development loans & low-income housing tax credits to help develop or preserve affordable housing in LMI areas, contributing $740M in 2021

DIVERSITY & INCLUSION IN THE WORKFORCE

discovering and sponsoring diverse talent

relaunching careers, engaging diverse commercial talent and mentoring the next generation

BUSINESS DEVELOPMENT OFFICERS

supporting diverse business owners

focusing on business development, customer advocacy & strategies to help businesses thrive

SMALL BUSINESS LENDING

providing access to capital for the next generation of entrepreneurs dedicated to the growth of small businesses:

- #1 SBA Lender in Footprint 5 years running
- Highest in customer satisfaction for Small Business in the South by J.D. Power, 2021

consumer products

ACCESS TO AFFORDABLE PRODUCTS & SERVICES

we offer an inclusive suite of consumer products designed to meet the needs of our colleagues, customers and communities

HOME LENDING

INCREASING ACCESS TO HOME LENDING SOLUTIONS

programs to address challenges like money for down payments & closing costs

ACCESS TO CREDIT

IMPROVED ACCESS TO AFFORDABLE CREDIT

including a secured card product with embedded financial education

FINANCIAL ACCESS & INCLUSION

ACCESS TO SERVICES FOR THE UNDERBANKED

helping customers access banking without credit checks at deposit opening

FINANCIAL EDUCATION

INCREASED ACCESS TO EDUCATION TOOLS

supporting financial literacy by providing education options that meet consumer needs

15 a w i nni ng c om bi nat i o n TD BANK & FIRST HORIZON + Acquiring First Horizon allows us to quickly expand our presence in some of the fastest growing and most attractive markets in the Southeast. We'll be able to deploy our retail and commercial bank products and offerings in First Horizon markets, positioning TD Bank extremely well for future growth. And, of course, we will bring our legendary customer experience model to the Southeast - a winning combination! T D B A NK & F I RS T HO RI Z O N RE T A I L F O O T P RI NT

16 Because of the TD Ready Challenge , we've attracted a major corporation to help us automate our processes, which can reduce bias and influence policies that impact low - to - moderate income households. DR. GERMAINE SMITH – BAUGH President & CEO of Urban League of Broward County HELPING OUR COMMUNITIES THRIVE

our colleagues share our commitment and dedication to strengthening local communities 261,823 employee volunteer hours between 2018 – 2021 Dedicating $775 million by 2030 for the TD Ready Commitment Supporting women & minority - owned small businesses with a $105 million equity fund HELPING OUR COMMUNITIES THRIVE

TD **READY** COMMITMENT is opening doors to

A MORE INCLUSIVE & SUSTAINABLE TOMORROW

targeting $775 million towards community giving by 2030 across four drivers of change

FINANCIAL SECURITY

improve access to resources to help people live their lives with financial confidence early learning
financial literacy
income stability
affordable housing

CONNECTED COMMUNITIES

create the opportunities people need to connect with their community shared experiences
arts and culture
local needs

VIBRANT PLANET

elevate the quality of the environment so that people and economies can thrive low-carbon economy
green spaces

BETTER HEALTH

support more equitable health outcomes for all

innovative solutions

driver of change

FINANCIAL SECURITY



TD READY COMMITMENT

TD Bank and the TD Charitable Foundation, the charitable arm that makes donations to non-profits to help sustain needed programming in the communities we serve, donated more than $110 million to organizations from 2018-2021

EARLY LEARNING

increase children's access to programs that bridge the learning & graduation gap, including

First Book, a non-profit dedicated to educational equity as a path out of poverty for kids in need

firstbook.org

INCOME STABILITY

prepare people for jobs by investing in training, entrepreneurship and small business with partners like

Black Business Capital Financing Corporation (BBCFC) which supported more than 200 business owners in creating continuity plans & accessing capital

greatnonprofits.org/black-business-capital

AFFORDABLE HOUSING

improve access to affordable housing by supporting organizations like

Credit Builders Alliance to provide sub-grants and technical assistance to help affordable housing providers

creditbuildersalliance.org

FINANCIAL LITERACY

increase financial literacy in a digital age with support for organizations like

Change Machine

Change Machine, which expanded its **Community BOOST** platform using cloud-based Technology to increase access to financial education for all

change-machine.org

TD

driver of change

CONNECTED COMMUNITIES

TD READY COMMITMENT

TD Bank and the TD Charitable Foundation, the charitable arm that makes donations to non-profits to help sustain needed programming in the communities we serve, donated more than $110 million to organizations from 2018-2021

SHARED EXPERIENCES

increase opportunities to participate in events and activities that bring people together like

International African American Museum, which provides education to visitors across the country through far-reaching curriculum and programs

iaamuseum.org

LOCAL NEEDS

respond to local needs where people need help integrating into community with partners such as

IDDeal Work, Live, Play program, a part-time initiative in South Florida for adults with intellectual and developmental disabilities

theiddealfoundation.org

ARTS & CULTURE

support and create dialogues in art and culture that are reflective of all voices with partners like

Philadelphia Mural Arts which offers fellowships to cohorts of 20 Black Artists each year where they receive critiques and entrepreneurial art market sessions with curators from the community

muralarts.org


1863
1865

TD

driver of change

VIBRANT PLANET


THE EARTH IS WHAT
WE ALL HAVE
IN COMMON

TD READY COMMITMENT

TD Bank and the TD Charitable Foundation, the charitable arm that makes donations to non-profits to help sustain needed programming in the communities we serve, donated more than $110 million to organizations from 2018-2021

GREEN SPACE

enhance and activate green spaces to build stronger communities

TD is one of the top funders of **Neat Streets Miami**, through which **Million Trees Miami** encourages plantings in diverse communities and promotes the creation and enhancement of green spaces.

miamidade.gov/global/recreation/milliontrees

LOW-CARBON ECONOMY

target $100 billion by 2030 to support the low-carbon economy

Green Opportunities, **Asheville, NC,** is a new TD partner using our support to respond to needs in public housing and LMI communities through hands-on projects that support the transition to the low-carbon economy.

greenopportunities.org

driver of change

BETTER HEALTH



TD READY COMMITMENT

TD Bank and the TD Charitable Foundation, the charitable arm that makes donations to non-profits to help sustain needed programming in the communities we serve, donated more than $110 million to organizations from 2018-2021

INNOVATIVE SOLUTIONS

increase investment in research, technology and innovative solutions that improve access to care for all

The Medical University of South Carolina (MUSC) Hollings Cancer Center received support for their AMEN program—Prostate Screening Program for African American Men an innovative program increasing screenings among African-American men aged 40-65.

web.musc.edu

Nemours Children's Hospital based in Orlando, received support for a two-year pilot program seeking to integrate mental health services into pediatric settings and promote detection and prevention through screenings and early therapeutic interventions.

Nemours. Children's Health System

nemours.org

TD

TD **READY** COMMITMENT

keeping our

PROMISE TO COMMUNITIES

we are there when our communities need us most from disaster relief to providing housing to everyone



DISASTER RELIEF

through **TD Cares**, we step up to assist communities, customers and colleagues that are impacted by natural disasters. We make donations to support relief efforts in our communities; offer financial assistance to eligible impacted customers, including fee refunds and waivers; and provide emergency grants to impacted TD colleagues



TD READY CHALLENGE

an annual initiative that provides grants to non-profit organizations that are making a difference in their communities, with a focus on four key areas: **Financial Security**, **Vibrant Planet**, **Connected Communities** and **Better Health**



HOUSING FOR EVERYONE

affordable housing is an important issue in the communities that we serve, one we care about deeply. Through our annual **Housing for Everyone** grant program, the **TD Charitable Foundation** provides funding to non-profits that are leading the way in protecting and enhancing affordable housing units highlights

SOCIAL & ENVIRONMENTAL

Launched the **TD Essential Banking** product to further meet the needs of the unbanked and underbanked in the US (2021)

Included among ***Hispanic Network Magazine's*** Best of the Best Top Financial & Banking Companies (2020)

Reduced fees on home equity products for US **veterans and active-duty** service members

First retail bank to be **WELL-certified** for design elements, technologies & features (2018)



$105 million TD Bank commitment to support minority-owned business in the US (2021)

Introduced new TD pens **made from recycled water bottles**; will recycle **100 million+** bottles in 5 years

9 consecutive years ranked on the DiversityInc Top 50 Companies for Diversity list (no. 14 in 2021)

TD READY COMMITMENT

Launched the 2021 TD Ready Challenge supporting innovative solutions to **address learning loss** for **disproportionately impacted students**

Issued **first U.S. $1 Billion green bond** (2017)

Became a signatory to the **UN Women's Empowerment Principles**

Recognized by *Forbes* as a **Best Employer for Diversity** for the third year in a row (2021)

Named a **Best Place to Work for Disability Inclusion** for seventh straight year (2021)

Announced a target to achieve an **absolute reduction in GHG emissions** from our operations (Scope 1 & 2) by 25% by 2025, relative to 2019 levels

Listed on the **Dow Jones Sustainability World Index** for the 8th (2021) consecutive year

Participate in evolving industry initiatives: Partnership for Carbon Accounting Financials, RMI Center for Climate-Aligned Finance, and **Net Zero Banking Alliance**

Awarded more than **$42 million to ~500 local non-profit housing organizations** through our annual Housing for Everyone competition (since 2005)

Ranked **#1** in Small Business Administration **(SBA) lending** for a fourth consecutive year (2021)

Continue to focus on the importance of **financial education**, hosting almost **500 events** in 2021



Installing dedicated **Community Business Development Officers** to serve diverse communities (NYC in 2021)

Celebrated **10 years of TD Tree Days** (2020); 430,000+ trees planted since 2010

Earned a 100% rating and designated a **2021 "Best Place to Work for LGBTQ Equality"** by the Human Rights Campaign Foundation

Developing **sustainable finance offerings** under the oversight of the Sustainable Finance Executive Council

First bank in North America to become **carbon neutral** (2010)

Announced target **$100B by 2030 to support transition to low-carbon economy** (2017)

Eliminated limited & single use plastic products & 70% of plastic bags used for packaging; **will save 5 million+ plastic bags in 5 years**

First Horizon and TD Bank share a common belief that we thrive when the communities in which we live and work thrive. TD Bank is committed to growing our presence and investments across the states in which First Horizon operates. We look forward to supporting our local communities to help build inclusive futures where all have the opportunity to succeed in a rapidly - changing world. COMBINING OUR WINNING TEAMS T D Bank & F i r s t H or i z on

Forward-Looking Statements

This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, with respect to First Horizon Corporation (“First Horizon”)’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “target”, “plan”, “estimate,” “should,” “likely,” “will,” “going forward” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Horizon, and many of which, with respect to future business decisions and actions, are subject to change and which could cause actual results to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include factors previously disclosed in First Horizon’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the following factors, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Horizon and The Toronto-Dominion Bank (“TD”); the outcome of any legal proceedings that may be instituted against First Horizon or TD, including potential litigation that may be instituted against First Horizon or its directors or officers related to the proposed transaction or the definitive merger agreement between First Horizon and TD related to the proposed transaction; the timing and completion of the transaction, including the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; interloper risk; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of First Horizon; certain restrictions during the pendency of the merger that may impact First Horizon’s ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; reputational risk and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; First Horizon’s success in executing its business plans and strategies and managing the risks involved in the foregoing; currency and interest rate fluctuations; exchange rates; success of hedging activities; material adverse changes in economic and industry conditions, including the availability of short and long-term financing; general competitive, economic, political and market conditions; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; other actions of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation and legislative and regulatory actions and reforms; the pandemic created by the outbreak of COVID-19 and its variants, and resulting effects on economic conditions, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains; and other factors that may affect future results of First Horizon.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in First Horizon’s Annual Report on Form 10-K for the year ended December 31, 2020, and in its subsequent Quarterly Reports on Form 10-Q filed with the SEC and available in the “Investor Relations” section of First Horizon’s website, http://www.first horizon.com, under the heading “SEC Filings” and in other documents First Horizon files with the SEC.

Important Other Information

In connection with the proposed transaction, First Horizon intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION.

Investors and shareholders of First Horizon will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

Participants in the Solicitation

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on March 15, 2021, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.